UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2006
RTW, Inc.
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

0-25508 (Commission File Number)	41-1440870 (I.R.S. Employer Identification No.)
8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN 55437
(Address of principal executive offices and Zip Code)
(952) 893-0403
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information Item 2.02 — Results of Operations and Financial Condition
Section 8 — Other Events Item 8.01 — Other Events
Section 9 — Financial Statements and Exhibits Item 9.01 — Financial Statements and Exhibits
Press Release

Section 2 — Financial Information
Item 2.02 — Results of Operations and Financial Condition
     On May 2, 2006, RTW, Inc. issued a press release entitled “RTW, Inc. Reports First Quarter Financial Results — Seventeenth Consecutive Profitable Quarter” announcing the results for the three months ended March 31, 2006. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information provided pursuant to Item 2.02 of this Form 8-K is being furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor may it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Section 8 — Other Events
Item 8.01 — Other Events
     On May 1, 2006, the Board of Directors of RTW, Inc. authorized a $1.0 million increase in the Company’s common stock share repurchase program. Under the program, originally authorized by the Board in September 1998 and resumed in April 2006, the Company may repurchase shares, from time to time pursuant to the program, up to $5.0 million of common stock. To date the Company has spent approximately $3.3 million to repurchase 445,000 shares, most recently in April 2006.
     These repurchases will be made in the open market in compliance with the SEC’s Rule 10b-18, or through privately negotiated transactions, and are subject to market conditions, share price, trading volume and other factors. The repurchase program has no time limit and may be suspended from time to time or discontinued. The share repurchases will be made from available capital. As of May 1, 2006, the Company had approximately 5.3 million shares of common stock outstanding.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated May 2, 2006, entitled “RTW, Inc. Reports First Quarter Financial Results — Seventeenth Consecutive Profitable Quarter”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.
Dated: May 2, 2006	By	/s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer (Principal Executive Officer)